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STANDARD COMMERCIAL CORPORATION                                                                     EXHIBIT  11
COMPUTATION OF EARNINGS PER COMMON SHARE
(In thousands, except share information; unaudited)
                                                                  Twelve months ended March 31
                                                                        1995*            1994*             1993
PRIMARY EARNINGS PER COMMON SHARE
Income (loss) from continuing operations  . . . . . . . .           $(27,917)        $(38,864)          $22,016
Less - ESOP preferred stock dividends net of tax  . . . .                485              486               364
Income (loss) from continuing operations
  applicable to common stock  . . . . . . . . . . . . . .            (28,402)         (39,350)            21,652
Income (loss) from discontinued operations  . . . . . . .             (2,627)           3,055             (1,049)
Extraordinary items . . . . . . . . . . . . . . . . . . .                 --               --                209
Cumulative effect of accounting changes . . . . . . . . .                 --               23                 --
Net earnings (loss) applicable to common stock  . . . . .           $(31,029)        $(36,272)           $20,812

Average number of common shares outstanding . . . . . . .          8,618,505        8,535,858          8,447,564
Increase applicable to restricted stock awards  . . . . .                 --           16,955                 --
Primary average shares outstanding  . . . . . . . . . . .          8,618,505        8,552,813          8,447,564

Earnings (loss) per common share
  - from continuing operations  . . . . . . . . . . . . .             $(3.30)          $(4.60)             $2.56
  - from discontinued operations  . . . . . . . . . . . .              (0.30)            0.36              (0.12)
  - extraordinary items. . . . . . . . . . .  . . . . . .                 --               --               0.02
  - cumulative accounting changes   . . . . . . . . . . .                 --               --                 --
  - net   . . . . . . . . . . . . . . . . . . . . . . . .             $(3.60)          $(4.24)             $2.46

FULLY DILUTED EARNINGS PER COMMON SHARE*
Income (loss) from continuing operations
  applicable to common stock  . . . . . . . . . . . . . .           $(28,402)        $(39,350)           $21,652
Add  - after-tax interest expense on 7 1/4%
          convertible subordinated debentures . . . . . .              3,300            3,300              3,300
     - dividends payable to ESOP assuming
          conversion to common stock  . . . . . . . . . .                 26              117                107
Adjusted income (loss) from continuing operations . . . .            (25,076)         (35,933)            25,059
Income (loss) from discontinued operations  . . . . . . .             (2,627)           3,055             (1,049)
Extraordinary items . . . . . . . . . . . . . . . . . . .                 --               --                209
Cumulative effect of accounting changes . . . . . . . . .                 --               23                 --
Net earnings (loss) applicable to common stock  . . . . .           $(27,703)        $(32,855)           $24,219

Primary average shares outstanding  . . . . . . . . . . .          8,618,505        8,552,813          8,447,564
Increase in shares outstanding assuming
  - conversion of 7 1/4% convertible subordinated
      debentures at November 13, 1991   . . . . . . . . .          2,126,348        2,126,348          2,126,348
  - conversion of ESOP convertible
      preferred stock at July 1, 1993   . . . . . . . . .            262,871          262,871            197,153
Fully diluted average shares outstanding  . . . . . . . .         11,007,724       10,942,032         10,771,065

Earnings (loss) per common share
  - from continuing operations  . . . . . . . . . . . . .             $(2.28)          $(3.28)             $2.33
  - from discontinued operations  . . . . . . . . . . . .              (0.24)            0.28              (0.10)
  - extraordinary items . . . . . . . . . . . . . . . . .                 --               --               0.02
  - cumulative accounting changes   . . . . . . . . . . .                 --               --                 --
  - net   . . . . . . . . . . . . . . . . . . . . . . . .             $(2.52)          $(3.00)             $2.25
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*The calculations of fully diluted earnings per share for 1995 and 1994 include adjustments which are antidilutive. Therefore, fully diluted earnings per share as shown on the face of the income statement for 1995 and 1994 are equal to primary earnings per share.
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